EXHIBIT 1.1


    English Translation of the Amended and Restated Estatutos Sociales, or
                   Bylaws, of Grupo Casa Saba, S.A. de C.V.

                                     NAME

ONE.- The name of the company shall be "GRUPO CASA SABA", which shall always be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" ("VARIABLE CAPITAL COMPANY") or the abbreviation "S.A. de C.V."

                                   DOMICILE

TWO.- The domicile of the company shall be Mexico City, Federal District, provided that the company shall be permitted to establish branches or agencies and agree to contractual addresses in any other place within the Mexican Republic or abroad, without such agreement being construed as a change of its corporate domicile.

                                     TERM

THREE.- The term of the company shall be ninety-nine years as of the date of this deed of incorporation.

                               CORPORATE PURPOSE

FOUR.- The company's purpose is to:

     1. Promote, incorporate, organize, exploit and participate in the capital stock and assets of all type of commercial or civil companies, associations or industrial, commercial, service or other concerns, both domestic and foreign, and participate in the management or liquidation thereof.

     2. Manufacture, produce, purchase, sell, process, distribute, export and import all types of products permitted by law and, generally, all types of domestic or foreign goods or merchandise, whether in the form of raw materials, semi-finished or finished products and whether pre-assembled or unassembled, and to trade them in any manner whatsoever either for its account or the account of others.

     3. Acquire, transfer and, generally, negotiate with all types of shares of stock, partnership interests and securities.

     4. Provide, contract and receive all types of technical, consulting and advisory services, and enter into contracts or agreements in connection therewith.

     5. Enter into all types of agreements with the Federal Government or any local governments or public or private entities, individuals or corporations, whether domestic or foreign.

     6. Issue, subscribe, accept, endorse and guarantee credit instruments, securities and other instruments permitted by law.

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     7.   Acquire, transfer, lease, sublease and permit the use, enjoyment, disposition or, generally, exploitation of all types of personal and real property, including their parts or appurtenances.

     8. Provide or receive all types of technical and professional assistance and services.

     9. Obtain and grant all types of loans, providing and receiving specific guaranties thereof; issue debentures and notes; accept, draw, endorse or guarantee all types of credit instruments and other documents evidencing credit rights, and grant all types of bonds or guaranties with regard to the obligations assumed or the instruments issued or accepted by third parties.

     10. Register, purchase, lease, assign, renew, evidence the use and dispose of trademarks, patents, certificates of invention, trade names, industrial designs, commercial advertisements, model registrations, copyrights, inventions and processes and all other industrial and intellectual property rights.

     11. Establish, lease, operate and hold plants, factories, workshops, warehouses, facilities, offices and agencies in Mexico or abroad.

     12. Act as commission agent and mediator, and agree to serve as representative of all types of business concerns.

     13. Generally, to carry out all types of commercial transactions and enter into all types of contracts, agreements and transactions of any nature whatsoever, in accordance with the law.


                                  NATIONALITY

FIVE.- The company is of Mexican nationality. Any foreign national that may now or hereafter acquire any interest or share in the company's equity, formally agrees with the Ministry of Foreign Affairs to be treated as a Mexican national in respect of such share and of the properties, rights, concessions, participations or interests held by the company or of the rights and obligations arising from any agreements to which the company may be a party with Mexican authorities, and therefore not to invoke the protection of his government under the penalty, in case of violation of such agreement, to forfeit in favor of the Mexican government any shares acquired thereby.

                           CAPITAL STOCK AND SHARES

SIX.- The capital stock is variable. The minimum fixed capital not subject to withdrawal is the amount of $167,730,000.00 (ONE HUNDRED SIXTY SEVEN MILLION SEVEN HUNDRED THIRTY THOUSAND PESOS 00/100 MEXICAN CURRENCY).

The minimum fixed capital not subject to withdrawal shall be represented by 265,149,080 shares of common stock with no par value, issued in registered form, of the company's "Sole Series".



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The variable portion of the capital stock shall be unlimited and represented by shares of common stock with no par value, issued in registered form, of the company's "Sole Series".

The participation of foreign equity in the company shall in all cases be subject to the provisions of the applicable laws.

                    ISSUANCE OF SHARES FOR PUBLIC OFFERING

SEVEN.- The company may issue non-subscribed shares of any class or series of its capital stock, which shall be maintained in the company's treasury for their delivery upon their subscription.

In addition, subject to the prior express authorization of the National Banking and Securities Commission, the company may issue non-subscribed shares for their public offering, provided that such shares are maintained in custody by a securities depository institution and that all the conditions set forth in Article 81 of the Securities Market Law are satisfied.

The right of first refusal referred to in Article 132 of the General Law of Mercantile Companies shall be required to be expressly waived during the extraordinary shareholders' meeting held to approve the issuance of the non-subscribed shares.

Upon the presence of the quorum required in these bylaws, the relevant resolution shall be fully effective and shall be applicable to those shareholders that did not attend the meeting, and thus the company shall be at liberty to place such shares among the public without the need for the publication specified in the Article referred to in the preceding paragraph. If any minority representing at least twenty-five percent (25%) of the voting stock shall vote against the issuance of the non-subscribed shares, such issuance of shares shall not occur.

A notice of a general shareholders' meeting shall expressly state that such meeting is being called for the purposes set forth in Article 81 of the Securities Market Law and shall include a special mention of the provisions contained in Section X of such Article.

Any shareholder that votes against such resolution at such meeting shall have the right to require the company to place his/her shares at a price equal to the public offering price of the shares issued to such effect. The company shall be required to place on a preferential basis the shares owned by the dissenting shareholders.

                            RIGHTS OF SHAREHOLDERS

EIGHT.- Within their respective classes and series, all shares entitle their holders to the same rights and impose on them the same obligations, except for the right of withdrawal available to the holders of shares representing the variable portion of the capital stock. Each share entitles its holder to cast one vote at any shareholders' meeting.

The shareholders that represent at least fifteen percent (15%) of the capital stock may directly exercise an action of responsibility against the administrators, as long as the requirements provided in article 163 of the General Law of Mercantile Companies are satisfied. Such action may be exercised also with respect to the statutory auditors and members of the Auditors



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Committee, subject to the provision of the Securities Market Law.

The shareholders with voting shares, whether limited or restricted, that represent at least ten percent (10%) of the shares represented in a shareholders meeting, may request the postponement of the voting on any matter on which they considered themselves as not sufficiently informed, in the terms and conditions foreseen in article 199 of the General Law of Mercantile Companies.

The shareholders with voting shares, whether limited or restricted, that represent at least twenty percent (20%) of the capital stock, may judicially oppose to the resolutions of the general meetings, in terms of which they have voting rights, as long as they satisfy the requirements of article 201 and pursuant with article 202 of the General Law of Mercantile Companies.

                      REPURCHASE OF SHARES BY THE COMPANY

NINE.- The company may repurchase its shares of stock through any stock exchange authorized in the terms of the Securities Market Law in which such shares are traded, at the prevailing market price thereof. The repurchase by the company of its own shares shall be subject to the prior approval of the Board of Directors and shall be charged to the net equity as long as such shares belong to the own issuer or, in its case, to the capital stock in the event that it decides to convert them in treasury shares, in the assumption, that no resolution of shareholders meeting will be required.

The general ordinary shareholders' meeting shall determine, for each fiscal year, the amount of the capital stock that may be allocated to the repurchase of the company's shares, with the only restriction that the amount allocated to the repurchase of the company's shares shall in no event exceed from the balance of the company's net profits, including those withheld. The Board of Directors shall appoint the person or persons responsible of the repurchase and placement of the company's shares.

As long as the shares belong to the issuer company, such shares may not be represented in any kind of shareholders meeting.

The company's shares that belong to the issuer company or, in its case, the treasury shares, may be placed among the public, in the understanding, that the corresponding capital stock increase shall not require, for its placement, a resolution of shareholders meeting, or of the Board of Directors. The decrease and increase in the capital stock as a result of the repurchase and placement of the company's shares shall not require of any resolution from the shareholders' meeting or the Board of Directors.

                                STOCK REGISTRY

TEN.- The company shall be required to maintain a stock registry in the terms of Articles 128 and 129 of the General Law of Mercantile Companies. The stock registry may be kept by the Secretary of the Board of Directors, a securities depository institution, a credit institution or such other person as the Board of Directors may designate to act as registrar in the name and on behalf of the company.



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The stock registry shall be closed during the period from the business day immediately preceding any shareholders' meeting to and including the date of the relevant shareholders' meeting. No records shall be noted in such registry during such periods.

The company shall only recognize as legitimate owners of its shares, those persons registered in the stock registry.

                    PROHIBITION OF ACQUISITION OF SHARES BY
                                 SUBSIDIARIES

ELEVEN.- The Subsidiaries of the Company may not, directly or indirectly, participate in the capital stock of the Company or any other company to which the Company is a Subsidiary. For purposes of this clause, Subsidiaries shall have the meaning set forth in the general accepted accounting principals referred to in the general provisions or rules issued by the National Banking and Securities Commission.

                               CAPITAL INCREASES

TWELVE.- Except for any capital increase derived from the placement of repurchased shares as described in Clause Nine above, the increase of the capital stock shall require a resolution of the ordinary or extraordinary shareholders' meeting, as the case may be, in accordance to the General Law of Mercantile Companies subject to the rules set forth in the foregoing Clause.

The increase of the minimum fixed portion not subject to withdrawal shall require a resolution of the general extraordinary shareholders' meeting and the corresponding amendment of these bylaws.

The increase of the variable portion of the capital stock other than in connection with the placement of any shares of the company acquired pursuant to Clause Nine above, may be performed by means of a resolution of the general ordinary shareholders' meeting, subject only to the formality that the relevant minutes shall be formalized by a notary public, provided that it shall not be necessary to register the relevant deed before the Public Registry of Commerce.

Upon the adoption of the relevant resolution, the shareholders' meeting that approved the increase or any subsequent shareholders' meeting, shall determine the terms and conditions pursuant to which such increase shall be effected.

Any shares required to be delivered upon their subscription pursuant to the resolution of the shareholders' meeting that approved the issuance of such shares, may be offered by the Board of Directors or the special representative or representatives, in accordance with such authorities as shall have been vested thereon by the shareholders' meeting, for their subscription and payment, subject in any event to the pre-emptive rights set forth in Clause Thirteen below.

The increase of the capital stock may be effected through the capitalization of those items of the stockholders' equity referred to in Article 116 of the General Law of Mercantile Companies, through cash or other contributions or through the capitalization of liabilities. In the event of any increase through the capitalization of items of the stockholders' equity, all of the outstanding shares shall be entitled to receive a proportional amount of the shares issued in connection with



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such increase.

Except for any increase in the capital stock derived from the placement of any shares repurchased by the company pursuant to Clause Nine of these bylaws, all increases in the capital stock shall be recorded in a registry maintained to such effect by the company or on behalf of the company by the persons referred to in Clause Ten of these bylaws.

                               PREEMPTIVE RIGHTS

THIRTEEN.- In the event of a capital increase through cash contributions, all the shareholders shall have a preemptive right to subscribe the shares issued or made outstanding in connection with such increase, in proportion to the number of shares held thereby as of the date of the relevant capital increase. Such right shall be exercised within the term determined by the shareholder meeting that approved the increase, provided that such term shall in no event be less than fifteen calendar days from the publication of a notice to such effect in the official gazette of the company's domicile or in one of the newspapers of greater circulation in such domicile. The preemptive right set forth in this Clause shall not be granted to the shareholders with regard to any shares issued or maintained in the company's treasury as a result of (i) a merger of the company, (ii) the conversion of any debentures, and (iii) the placement of any shares repurchased pursuant to Clause Nine of these bylaws. In addition, in the event of a public offering pursuant to Article 81 of the Securities Market Law and Clause Seven of these bylaws, all shareholders shall be required to expressly waive their preemptive rights and, upon the presence of a quorum at the relevant shareholders' meeting, the resolutions shall be fully effective and shall be applicable to any absentees.

If upon the expiration of the term for the exercise of the pre-emptive rights granted to the shareholders pursuant to this clause there are any remaining non-subscribed shares, such shares may be offered for their subscription and payment in the conditions and within the terms determined by the shareholders' meeting that approved the capital increase or by the Board of Directors or the delegates appointed by the shareholders' meeting for such purpose, provided that the price at which such shares are offered to third parties may not be less than the price at which such shares were offered for their subscription and payment to the company's shareholders.

                               CAPITAL DECREASES

FOURTEEN.- Except for any decrease of the capital stock resulting from the exercise of the withdrawal rights referred to in this clause or from the repurchase of the company's shares pursuant to Clause Nine above, the capital stock may be decreased by resolution of the ordinary or extraordinary shareholders' meeting, as the case may be, in accordance with the rules set forth in this clause. Any decrease in the minimum fixed portion not subject to withdrawal of the capital stock shall require a resolution of the general extraordinary shareholders' meeting, together with the amendment of these bylaws, and shall be subject to the provisions of Article 9 of the General Law of Mercantile Companies.

Except for any decrease in the variable portion of the capital stock resulting from the exercise of the withdrawal rights or from the repurchase of the company's shares pursuant to Clause Nine above, the variable portion of the capital stock shall require a resolution of the ordinary shareholders' meeting, subject only to the formality that relevant minutes be formalized by a



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notary public, provided that it shall not be necessary to register the relevant deed before the Public Registry of Commerce.

The capital stock may be decreased to absorb losses, effect reimbursements to the shareholders, release the shareholders from their payment obligations in respect of the unpaid portion of the subscription price of any shares, or as a result of the exercise of the right of withdrawal of any shares representing the variable portion of the capital stock or the repurchase of the company's shares pursuant to Clause Nine of these bylaws.

Any decrease of the capital stock to absorb losses shall be allocated proportionately between the minimum fixed portion not subject to withdrawal and the variable portion of the capital stock, without the need to cancel any shares given the no-par value nature thereof.

In the event of a decrease of the capital stock to effect a reimbursement to the shareholders, such reimbursement shall be carried out on a pro-rata basis, provided that the reimbursement price shall not be less than the book value of the shares as reflected in the most recent income statement approved by the general ordinary shareholders' meeting.

The decrease of the capital stock resulting form the exercise by any holder of shares representing the variable portion of the capital stock, of his right to withdraw all or a portion of the contributions represented by such shares must be carried out in accordance to the provisions contained in Articles 220 and 221 of the General Law of Mercantile Companies, and the reimbursement of the withdrawn shares shall be paid pursuant to the following:

1. At a price equal to the lowest of (i) ninety-five percent of the trading price of the company's shares in the stock exchange, obtained form the average volume based price of the transactions performed with the Company's securities during the thirty days of trading immediately preceding the date on which the withdrawal is to become effective, during a period that may not exceed of six months, or (ii) the book value of the Company's securities as reflected in the balance sheet for the fiscal year immediately preceding that in which the withdrawal becomes effective, as approved by the Ordinary Shareholders' Meeting.

2. The reimbursement shall be due and payable by the Company as of the day following the date in which the Ordinary Shareholders' Meeting approves the balance sheet for the fiscal year in which the withdrawal shall became effective is approved.

Except for any decrease in the capital stock as a result of the repurchase of the company's shares performed pursuant to the provisions contained in Clause Nine of these bylaws, all decreases in the capital stock shall be recorded in a registry maintained to such effect by the company or on behalf of the company by the people referred to in Clause Ten of these bylaws.

                           REDEMPTION OF SHARES WITH
                               RETAINED EARNINGS

FIFTEEN.- The general extraordinary shareholders' meeting may approve the redemption of shares with retained earnings without a decrease in the capital stock, subject to the provisions of Article 136 of the General Law of Mercantile Companies, provided that if such shares are traded in a stock exchange such redemption shall be carried out through the repurchase of shares in the relevant stock exchange at such price and in such other terms and conditions as



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the relevant shareholders' meeting may determine, provided also that such shareholders' meeting may delegate to the Board of Directors or to special delegates the authority to make such determination.

The shares so redeemed shall be annulled and the corresponding stock certificates cancelled.

       CANCELLATION OF THE REGISTRATION OF THE COMPANY'S SHARES WITH THE
              NATIONAL REGISTRY OF SECURITIES AND INTERMEDIARIES

SIXTEEN.- In the event of the cancellation of the registration of the Company's shares in the Securities Section of the National Securities Registry, whether upon the Company's request or by resolution of the National Banking and Securities Commission pursuant to the law, the shareholders holding the majority of the shares or otherwise entitled to control the decisions of the shareholders meetings or to appoint the majority of the members of the Board of Directors shall conduct a tender offer prior to such cancellation. The referred shareholders, shall transfer into a trust during a period of at least six months, the funds necessary to purchase at the price established in the tender offer the shares of those investors that did not attend or rejected such offer, provided that once the tender offer has occurred and prior to the the cancellation of the registrations of the shares or other securities underlied by such shares in the National Securities Registry , the mentioned shareholders are not able to acquire 100% of the outstanding capital stock.

The tender offer mentioned in the preceding paragraph, shall be performed at least the price that results higher between (i) the Market Price (as such term is defined hereinafter), during a period that may not exceed six months; or
(ii) the book value per share reflected in the most recent quarterly report filed with the National Banking and Securities Commission and the Mexican Stock Exchange prior to the date of the tender offer, except when such value has been modified in accordance to the criteria applicable to the determination of relevant information, in which case, the Company's most recent financial information available shall be considered.

For purposes of the preceding paragraph, "Market Price" is the average price considered by the volume of the transactions performed during the last thirty days, prior to the tender offer, in which the Company's shares were traded, during a period that may no exceed six months.. In case that the number of days, in which the shares were traded during the appointed period, is less than thirty, only the days in which trading effectively took place will be considered. In the event that the tender offer includes shares of more than one series, the average considered shall be computed for each of the series that is intended to be cancelled, provided that the tender offer starting price for all series shall be the highest average obtained.

The Board of Directors, within the five business days prior to the starting day of tender offer, shall express its opinion, on the fairness of the price of the tender offer, for which it shall take into account the interests of the minority shareholders, in compliance with the provisions contained in the second paragraph of article 16 of the Securities Market Law and the audit committee's opinion, which, if dissident shall be disclosed. In case that the Board of Directors is faced with a situation that may cause a conflict of interests, it's the Board's opinion shall be accompanied with another from an Independent Specialist appointed by the audit committee, which must make special emphasis on the protection to the minority shareholder's rights.

Those shareholders who own the majority of the ordinary shares or have the possibility, under



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any title, to impose decisions in the shareholders' general meetings or to appoint the majority of the board members, shall not be compelled to carry out the tender offer for the cancellation of the registration of the company's shares, provided that they obtain the consent of the shareholders representing at least 95% of the capital stock, at a shareholders meeting and that the amount offered for the shares placed among the Investing Public (as defined below) in terms of this clause is less than 300,000 investment units. This, provided that in order to request and obtain the cancellation, the Company must create the trust referred to in this clause and give notice of the cancellation and the creation of the trust through the electronic system of information diffusion or its equivalent authorized by the Mexican Stock Exchange and the Banking and Securities Commission.

For purposes of the preceding paragraph Investing Public shall mean the the person or people holding Company's securities, other than the Company, as long as they are not in one of the presumptions of the Securities Market Law or in the general dispositions issued by the National Banking and Securities Commission.

The provisions set forth in this clause shall apply to any title or unit representing two or more Company's shares of one or more series.

The shareholders which are obliged to perform the tender offer described in this clause, may request from the National Banking and Securities Commission an authorization, taking into account the Company's financial situation and perspectives, to follow a different procedure for the price determination, provided that they file the Board' resolution, previous favorable opinion of the audit committee, containing the motives based on which they deem justifiable to establish a different price, accompanied by the Independent Specialist's report, emphasizing on the compliance of such price with the provisions contained in Article 16 of the Securities Market Law.



                              STOCK CERTIFICATES

SEVENTEEN.- The definitive or provisional certificates representing the shares of stock shall be issued in registered form, may represent one or more shares, shall satisfy the requirements set forth in Article 125 of the General Law of Mercantile Companies, shall include a transcription of Clause Five of these bylaws and shall be signed by two members of the Board of Directors.

The signatures of such directors may be imprinted manually or by facsimile, subject to the requirement, in the latter event, that the original of such signatures is deposited with the Public Registry of Commerce of the company's domicile. The definitive stock certificates may include such registered, numbered coupons as the Board of Directors may determine.

                            SHAREHOLDERS' MEETINGS

EIGHTEEN.- The general shareholders' meeting is the highest authority of the company. Shareholders' meetings may be ordinary and extraordinary. Extraordinary meetings are those held to discuss any of the matters set forth in Article 182 of the General Law of Mercantile Companies or to approve the redemption of shares with retained earnings, and all others shall be ordinary shareholders' meetings.



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                                    NOTICES

NINETEEN.- The notice of a shareholders' meeting shall be given by the Board of Directors or the Statutory Examiners, and shall be signed by the Secretary of the Board. Any shareholder(s) with voting rights, whether limited or restricted, representing at least 10% of the capital stock shall have the right at any time to request in writing to call upon a general shareholder meeting pursuant to established in article 184 of the General Law of Mercantile Companies.

Any holder of one share of common stock shall have the same right in any of the events set forth in Article 185 of the General Law of Mercantile Companies. If the relevant notice is not given within fifteen days following the date of the request, such notice shall be given upon the request of any interested party by a Civil or District Judge having jurisdiction over the company's domicile, provided that such interested party shall be required to submit his/her shares for such purpose.

All notices for general ordinary shareholders' meetings shall be published in the official gazette of the company's domicile or in one of the newspapers with greater circulation in such domicile, at least 15 days prior to the date of the meeting; all notices of general extraordinary shareholders' meetings shall be published in any such newspapers at least eight days prior to the date of the meeting. All notices shall include the agenda of the meeting and shall be signed by the person or persons giving such notice, provided that if given by the Board of Directors the signature of the Secretary or Alternate Secretary shall suffice.

If all of the shareholders are present at a given ordinary or extraordinary shareholders' meeting, such meeting may adopt resolutions with respect to any matter whatsoever, including matters not included in the relevant agenda.

The information and documents related with each of the matters established in the agenda, shall be available for the shareholders, in immediate and gratuitous form, since the moment in which the call for the shareholders meeting is published.

                          REGISTRATION AND ATTENDANCE
                       CARDS FOR SHAREHOLDERS' MEETINGS

TWENTY.- Only those persons registered in the company's stock registry as holders of one or more shares shall be entitled to attend a shareholders' meeting. The stock registry shall be deemed to be closed as of the day preceding the date of the shareholders' meeting.

In order to attend a shareholders' meeting, the shareholders shall be required to submit a registration card, which shall only be issued upon request made by any person registered as a holder of shares in the company's stock registry not later than twenty-four (24) hours prior to the time set for the meeting, together with evidence of the deposit, with the company's Secretary, of their stock certificates or the deposit certificates issued in respect of such stock certificates by a securities depository institution, including the lists of holders of shares issued by those depositors that maintain accounts with the relevant securities depositary institution, or by a domestic or foreign credit institution. The shares deposited to enable their holders to attend a shareholders' meeting shall not be returned until after the adjournment of such meeting, upon the delivery of the receipt thereof issued in favor of the holder.



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                                    PROXIES

TWENTY ONE.- The shareholders may be represented at the shareholders' meetings by such person or persons as may designate through a proxy signed before two witnesses, or by attorneys-in-fact with sufficient general or special powers pursuant to the applicable laws or through power of attorney granted in formats made by the company, that comply with the following requirements.

1. To clearly establish the name of the company, as well as the respective agenda, without including the paragraphs to which it refers the articles 181 and 182 of the General Law of Commercial Companies under the title of general matters.

2. To leave a blank for the corresponding instructions that the grantor establishes for the exercise of its power o attorney.

The formats of the powers of attorney shall be made available by the Company to the brokers of the securities market that evidence to be the representatives of the Company's shareholders', representatives, the formats of the powers of attorney, during the term established in article 173 of the General Law of Mercantile Companies, in order for them to promptly deliver this formats to their grantors.

The secretary of the board of directors of the company shall be bound to check the compliance of the established in this paragraph and inform about this matter to the meeting, that shall be reflected in the respective minute.

The members of the Board of Directors and the Statutory Examiners may not represent any holder of shares at a shareholders' meeting.

                                    MINUTES

TWENTY TWO.- The minutes of all shareholders' meetings shall be prepared by the Secretary, recorded in the relevant book and signed by the Chairman and the Secretary, as well as by the Statutory Examiners that were present.

Pursuant with article 178 of the General Law of Mercantile Companies, the resolutions taken out of meeting (ordinary or extraordinary) by the unanimous vote of the shareholders that represent the entirety of the outstanding shares and with voting right regarding the specific matter, shall have the same validity for all legal effects as if they had been taken in a general shareholders meeting duly called, as long as such resolutions are confirmed in writing by each shareholder.

                     CHAIRMAN AND SECRETARY OF THE MEETING

TWENTY THREE.- The Chairman of the Board of Directors or, in his absence, the person designated by majority of votes of the attending shareholders, shall act as Chairman of the meeting.

The Secretary of the Board of Directors or, in his absence, the Alternate Secretary or the



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person designated by majority of votes of the attending shareholders, shall act as Secretary of the meeting. The Chairman shall appoint tellers of inspection from among the attending shareholders, legal representatives or guests, whom shall count the number of shares represented, determine the existence of a quorum and, upon the Chairman's request, count the ballots.

                                ANNUAL MEETINGS

TWENTY FOUR.- The general ordinary shareholders' meeting shall be held at least once a year during the 4 (four) months following the end of each fiscal year.

In addition to the matters specified in the relevant agenda, such meeting shall consider the following matters:

     1. Discuss, approve or modify and resolve with respect to, the report of the Board of Directors regarding the financial condition and accounting records of the company, including the report of the Statutory Examiner, pursuant to Article 172 of the General Law of Mercantile Companies.

     2.   Resolve with respect to the allocation of profits, if any.

     3. Appoint the members of the Board of Directors, the Secretary and his alternate, the Statutory Examiner and his alternates and, as the case may be, the members of the Executive Committee, and determine the compensations thereof.

     4. In its case, determine the maximum amount of resources that might be destined to the repurchase of shares, with the only limitation that the total amount of the resources that might be destined to such purpose during a fiscal year, must not exceed the total balance of the Company's net profits, including those retained.

     5. Acknowledge the audit committee's annual report, submitted to the Board of Directors in terms of Article 14 bis 3 section IV of the Securities Market Law.

Extraordinary meetings may be held whenever called to consider any matter requiring its approval.

                              QUORUM FOR ORDINARY
                            SHAREHOLDERS' MEETINGS

TWENTY FIVE.- The quorum for an ordinary shareholders' meeting to be validly convened upon first notice shall be at least fifty percent (50%) of the common shares of stock, and its resolutions shall be valid if adopted by majority of votes of the shares represented thereat. Ordinary shareholders' meetings held upon second or subsequent notice shall be validly convened regardless of the number of common shares of stock represented thereat, and its resolutions shall be valid if adopted by majority of votes of the shares of stock entitled to vote represented thereat.

                           QUORUM FOR EXTRAORDINARY
                            SHAREHOLDERS' MEETINGS

TWENTY SIX.- The quorum for an extraordinary shareholders' meeting to be validly convened upon first notice shall be at least seventy-five percent (75%) of the shares of stock, and its resolutions shall be valid if adopted by the affirmative vote of the holders of shares representing at least fifty percent (50%) of the shares of stock. Extraordinary shareholders' meetings held upon second or subsequent notice shall be validly convened with the presence of at least fifty percent (50%) of the shares of stock, and its resolutions shall be valid if adopted by the affirmative vote of the holders of shares representing at least fifty percent (50%) of the shares of stock entitled to vote thereat.

                           MANAGEMENT OF THE COMPANY

TWENTY SEVEN.- The direction and management of the business and assets of the company shall be entrusted to a Board of Directors formed by the number of directors as the general ordinary shareholders' meeting held for their appointment may determine, provided that such number shall in no event be less than five and greater than twenty board members . The shareholders' meeting may appoint alternates and, in such event, it shall determine the manner in which the alternates will replace the directors, provided that unless otherwise determined by the shareholders' meeting an alternate director may replace any director.

The appointment or election of the members of the Board of Directors shall be carried our by majority of votes during an ordinary shareholders' meeting.

The minority shareholders who own at least 10% (ten percent) of the capital stock represented by common shares with full voting power, shall be entitled to appoint a director and his alternate.

Upon such appointment, the remaining members of the Board of Directors shall be appointed by simple majority of votes, excluding the votes of the minority shareholders who made the abovementioned appointments.

The appointment of the board members or statutory auditors appointed by the shareholders established in the paragraphs above, may only be revoked when the other appointments are revoked.

                       MEMBERS OF THE BOARD OF DIRECTORS

TWENTY EIGHT.- The members of the Board of Directors may or may not be shareholders, notwithstanding, at least the twenty five percent (25%) shall be independents. It shall be understood, that the people that meet the requirements established by article 14 Bis of the Securities Market Law, shall be considered as independent board members.

The members of the Board of Directors shall remain in office for one year, but will continue to perform their charges until the individuals appointed to succeed them have taken office; may be reelected and shall receive the compensation that the ordinary shareholders meeting determines.

                     OFFICES WITHIN THE BOARD OF DIRECTORS

TWENTY NINE.- Unless otherwise expressly determined by the shareholders' meeting, the Board of Directors, during its first meeting immediately following the shareholders' meeting held to appoint such Board, shall appoint from among its members a Chairman, a Secretary and, as the case may be, an Alternate Secretary, provided that the latter two need not be members of the Board of Directors. In addition, the Board of Directors shall appoint the persons that will hold any other office that may be created for the better performance of its duties. The alternates shall cover any temporary or permanent absences in the Board of Directors.

The Chairman of the Board of Directors shall preside over the shareholders' meetings and the meetings of the Board of Directors, and in his absence such meetings shall be presided over by the director designated by majority of votes of the remaining attendants; he shall execute and enforce the resolutions of the shareholders' meeting and the Board of Directors without the need for any special resolution whatsoever.

The Board of Directors, in addition, shall resolve upon (i) every transaction that is submitted to its consideration, and that are intended to be executed between or consummated by any of the Company's Subsidiaries and the related parties, referred to in Article 14 bis 3, section d) of the Securities Market Law; (ii) the purchase or sale of assets, by the corresponding Subsidiary, if such assets represent 10% or more of the Company's total assets; (iii) the granting of guaranties by the corresponding Subsidiary for an amount exceeding 30% of the company's total assets; and (iv) any transaction , other than the above mentioned, performed by the corresponding Subsidiary and that represents more than 1% of the Company's total assets.

The copies or other evidence of the minutes of the meetings of the Board of Directors and the shareholders' meetings, of the entries recorded in the company's non-accounting books and records that are not of an accounting nature and, generally, of any document contained in the company's files, may be authorized and certified by the Secretary, who shall be considered as a permanent delegate to appear before the notary public of his choice in order to formalize the minutes of the meetings of the Board of Directors and shareholders' meetings, and to grant the powers of attorney approved by the Board of Directors. In addition, the Secretary shall prepare and record in the relevant books the minutes of all shareholders' meetings or meetings of the Board of Directors or the Executive Committee referred to in Clause Thirty Two, and shall issue restatements and certifications in respect thereof and of the appointments, signatures and authorities of the company's officers.

                           QUORUM FOR BOARD MEETINGS

THIRTY.- The Board of Directors shall meet at least once every three months. The quorum for a meeting of the Board of Directors to be validly convened shall be the majority of its members, and its resolutions shall be valid if adopted by majority of votes of the members present, provided that in the event of a tie the Chairman of the Board shall have the deciding vote. The manner in which the voting rights appertaining to the shares of stock issued by any company in which this company holds the majority of the shares of stock, whether at an ordinary or extraordinary shareholders' meeting, shall be subject to a resolution of the Board of Directors. Such authority shall be vested exclusively on the Board of Directors or the ordinary shareholders' meeting.

The meetings of the Board shall be held in the company's domicile or in such other place as the Board of Directors may deem convenient.

Notices of the meetings of the Board of Directors shall be sent to the members of the Board of Directors by mail, facsimile, telegram or courier, at least five days prior to the date of each meeting.

The Chairman of the Board, at least the twenty five percent (25%) of the board members or any of the statutory auditors of the company, may call upon a meeting of the board.

The resolutions adopted by unanimous consent of the members of the Board of Directors without a meeting thereof, shall for all legal purposes have the same validity as if adopted at a meeting, provided they are confirmed in writing in accordance with Article 143 of the General Law of Mercantile Companies.

The minutes of the meetings of the Board of Directors shall be authorized by the Chairman and the Secretary of the meeting and shall be recorded in a book maintained to such effect.

                       POWERS OF THE BOARD OF DIRECTORS

THIRTY ONE.- The Board of Directors is the company's legal representative and, accordingly, shall be vested with and granted, as an collegiate body, the following authorities and obligations:

     1. To approve the following operations (a) that set aside from the ordinary type of business and that intend to be execute between the company, , and any of (i) its shareholders, (ii) persons that form part of the management of the company or with such persons that maintain patrimonial bonds or, in its case, relation by consanguinity or affinity up to second degree, or (iii) the spouse or consort of the persons mentioned in sections (i) and (ii) above;
          (b) the purchase or sale of ten percent (10%) or more of the total assets in terms of the last financial statements approved by the shareholders meeting of the company; (c) the grant of guaranties by an amount greater than thirty percent (30%) of the total assets in terms of the last financial statements approved by the shareholders meeting; and (d) the operations different from the foregoing that represent more than one percent (1%) of the total assets in terms of the last financial statements approved by the shareholders meeting and that are intended to be executed between the company, and any of
          (i) its shareholders, (ii) persons that form part of the management of the company or with such persons that maintain patrimonial bonds or, in its case, relation by consanguinity or affinity up to second degree, or (iii) the spouse or consort of the persons mentioned in sections (i) and (ii) above. The faculty established in this paragraph is not delegable.

          The resolutions referring to the matters mentioned in the preceding paragraph, except for the established in Article 159 of the General Law of Mercantile Companies, are responsibility of the members of the Board of Directors.

     2. Approve the following transactions (a) those which are out of the ordinary course of business and that are intended to be executed between and of the Company's Subsidiaries, on the one hand , and on the other by any one of the following: (i) its shareholders, (ii) people that are a part of the Company's Board of Directors or managers o such other people with whom these have patrimonial relations or, in its case, to whom they are family related by blood or law up to the second grade, or (iii) the spouse or concubine of the people mentioned in previous sections (i) and (ii); (b) the purchase or sale of 10% (ten percent) or more of the total assets reported in the most recent financial statements approved by the shareholders meeting of each of the Subsidiaries; (c) the granting of guarantees for an amount exceeding 30% (thirty per cent) of the total assets reported in the most recent financial statements approved by the shareholders meeting of each of the Subsidiaries; and (d) the transactions different from the previous that represent more than 1% (one per cent) of the total assets reported in the most recent financial statements approved by the shareholders meeting of each of the Subsidiaries and that are intended to be executed between a Subsidiary on the one hand, and on the other any one of the following: (i) its shareholders, (ii) people that are a part of its Board of Directors or managers o such other people with whom these have patrimonial relations or, in its case, to whom they are family related by blood or law up to the second grade, or (iii) the spouse or concubine of the people mentioned in previous sections (i) and
          (ii). The authority granted to the Board of Directors in this paragraph may not be delegated.

          Except for the case set forth in article 159 of the General Law for Mercantile Corporations, the members of the Board of Directors shall be liable for the resolutions adopted in connection to the matters referred to in this section.

     3. Exercise the company's power for lawsuits and collections, which is conferred thereto with all the general authorities and those special authorities requiring of a special clause pursuant to the law, without any limitation, in the terms of the first paragraph of
          Article 2,554 of the Civil Code for the Federal District and the corresponding Articles of the Civil Codes for all the States of the Republic. Accordingly, the Board of Directors shall be authorized, without limitation, to: withdraw any actions brought thereby, including amparo proceedings; agree to settlements; submit to arbitration; make and present arguments; assign property; challenge judges; receive payments and carry out any actions expressly determined by the law, including representing the company before any judicial and administrative authorities, whether criminal, civil or otherwise, with authority to file criminal claims and complaints, grant pardons, appear as affected party before or cooperate with the prosecution in any criminal procedures, with labor authorities and courts and with the Ministry of Foreign Affairs for the execution of any agreements with the Federal Government, pursuant to Sections I and IV of Article 27 of the Constitution, its Organic Law and the Regulations thereof.

     4. Power of attorney for administration matters pursuant to the provisions contained in the second paragraph of Article 2,554 of the Civil Code for the Federal District and the corresponding Articles of the Civil Codes for all the States of the Republic. Accordingly, it shall be authorized to appoint and remove at any time the Director General and the General or Special Managers and other officers, representatives, agents and employees of the company and determine their authorities, obligations, employment conditions, compensations and the guarantees to be posted thereby.

     5. Power to acquire and transfer shares of and equity interests in other companies.

     6. Power of attorney for acts of domain pursuant to the third paragraph of Article 2,554 of the Civil Code for the Federal District and the corresponding Articles of the Civil Codes of all the States of the Republic.

     7. Power to issue, subscribe, guarantee and otherwise negotiate with all types of credit instruments on behalf of the company and its subsidiaries, pursuant to Article 9 of the General Law of Credit Instruments and Transactions, and to appoint the persons authorized to such effect.

     8. Power to establish and cancel bank accounts on behalf of the company, and to make deposits therein and withdrawals therefrom, as well as to appoint the persons authorized to make withdrawals therefrom.

     9. Authority to call ordinary, extraordinary or special shareholders' meetings in any of the events contemplated in these bylaws or as it may deem convenient, to set the date and time for such shareholders' meetings and to execute the resolutions adopted thereby.

     10.  Authority to prepare internal labor regulations.

     11.  Power to appoint and remove the external auditors of the company.

     12. Power to establish branches and agencies of the company in any place within the Mexican Republic or abroad.

     13. Power to determine the manner in which the shares owned by the company shall be voted at the general extraordinary and ordinary shareholders' meetings of the companies in which the company holds a majority of the shares of stock.

     14. Power to grant general or special powers of attorney and delegate any authorities other than those reserved exclusively to the Board of Directors pursuant to the law or these bylaws, reserving itself at all times the exercise of such authorities, and to revoke any powers of attorney granted thereby.

     15. Power to carry out all the actions authorized by these bylaws or derived thereof, including the rendering of all kind of opinions required under the Securities Market Law. And general provisions and rules issued by the National Banking and Securities Commission.

     16. Power to authorize the repurchase of shares representatives of the capital stock of the company in accordance with the provisions of Clause Nine of these bylaws.

     17. Power to create such special committees as it may deem necessary for the conduction of the company's activities, and to determine the authorities and obligations, the number of members, the terms for the appointment of such members and the operating rules thereof, provided that such committees shall not have any authority that in accordance with the law or these bylaws may be reserved exclusively to the shareholders' meeting, the Board of Directors or other corporate bodies.

                             MANAGMENT COMMITTEES

          THIRTY TWO.- A.- The company shall have an Audit Committee, that will be integrated by board members, from which the Chairman and the majority of them shall be independent directors and shall count with the presence of the statutory auditor or statutory auditors of the company, who shall be entitled to attend the meetings with voice and without voting right.

The Executive Committee shall have among others, the following faculties:

(i) To prepare an annual report about its activities and submit it to the Board of Directors.

(ii) To render opinions on the transactions involving the people mentioned in sections 1 and 2 of Clause Thirty One of this By-laws, and

(iii) To propose the employing of Independent Specialists in such events considered as necessary, with the purpose of expressing their opinion on the transactions previously mentioned in paragraph 1 of Clause Thirty First of this By-laws.

For purposes of these bylaws, an "Independent Specialist" shall be the person or people that meet the requirements contemplated in the Securities Market Law or in the general rules issued by the National Banking and Securities Commission.

The members of the Board of Directors, Statutory Auditors that attend the Audit Committee and, in its case, the members of such Committee, that in any business operation have an interest different to the company's, shall inform such matter to the rest of Administrators or Members of the Committee or cited body parts, and abstain from all deliberation and resolution.

The Audir Committee shall hold a meeting when called upon by the Secretary or its alternate as requested by the Chairman or any other two of its members, with at least five days of anticipation, having to call the Statutory Auditor in all events of the company. The call shall be sent by mail, telegram, fax, messenger service or any other mean that assures that the members of such Committee receive the information with at least five days of anticipation from the date in which the meeting will be held. The notice shall be signed by the Secretary of the Board of Directors of the company or its Alternate, which will act as a substitute in such Audit Committee.

In order for the Audit Committee meetings to be valid, the assistance of at least the majority of its members will be required. The resolutions brought upon by the Audit Committee shall be approved by the affirmative vote of the majority of its members.

B.- The company may have an Executive Committee formed by members or alternate members of its Board of Directors appointed, together with the Chairman of such Executive Committee, by the ordinary shareholders' meeting, all of whom shall comprise a collegiate body subject to the Board. Unless removed by the ordinary shareholders' meeting, the members of the Executive Committee shall remain in office for one year or until the persons appointed to succeed them have taken office, may be reelected and shall receive such compensation as the ordinary shareholders' meeting may determine.

The Executive Committee shall meet whenever called for such purpose by the Secretary or his alternate upon the request of the Chairman or of any two of its members, at least five days in advance, provided that notice of such meetings shall also be given to the Statutory Examiner of the company. The notice shall be sent by mail, telegram, facsimile, courier or any other means that ensures its receipt by all the members of the Committee at least five days prior to the date of the meeting. The notice may be signed by the Secretary of the Board of Directors of the company or his alternate, whom shall also hold such positions in the Executive Committee.

The quorum for a meeting of the Executive Committee to be validly convened shall be at least the majority of its members. The resolutions of the Executive Committee shall be valid if adopted by the affirmative vote of a majority of its members.

The Executive Committee shall have the authorities granted to the Board of Directors in paragraphs 2, 3, 5, 6, 7, 9, and 13 of Clause Thirty One hereof, which authorities may be restricted at any time by the ordinary shareholders' meeting without any amendment of these bylaws.

The Executive Committee shall not carry out any activity, which in accordance with the law or these bylaws is reserved to the shareholders' meeting or the Board of Directors. The Executive Committee may not delegate all of its authorities to any person, provided that it may grant general and special powers of attorney whenever it may deem it convenient and designate the persons that shall execute its resolutions. Absent such designation, the Chairman or the Secretary shall be authorized to execute the resolutions of the Committee.

The Executive Committee, through its Chairman or Secretary, shall submit to the Board of Directors, from time to time but at least annually or upon the occurrence of facts or actions that in its opinion may be material for the company, a report with respect to the resolutions adopted thereby. The minutes of the meetings of the Executive Committee shall be recorded in a special book, shall contain evidence of the attendance of the members of the Committee and the resolutions adopted thereby, and shall be signed by the persons that acted as Chairman and Secretary of the meeting.

                               GENERAL DIRECTOR

THIRTY THREE.- The direction of the company's business may be entrusted to a General Director appointed by the Board of Directors, who shall have such of the authorities set forth in Clause Thirty One of these bylaws as the Board may determine. The General Director may or may not be a shareholder or member of the Board of Directors and shall remain in office indefinitely or until the Board of Directors appoints a successor and such successor takes office.

                               STATUTORY AUDITOR

THIRTY FOUR.- The surveillance of the company shall be entrusted to a Statutory Auditor appointed by the general ordinary shareholders' meeting, who may have an alternate.

The titleholders of shares with or without voting right that represent at least the ten percent of capital stock, may appoint a statutory auditor.

The Statutory Auditor and, as the case may be, its alternate, need not be shareholders of the company, shall be appointed annually, may be reelected one or more times and shall remain in office until the shareholders' meeting appoints a successor and such successor takes office.

The Statutory Examiner shall have the authorities and obligations set forth in
Article 166 of the General Law of Mercantile Companies and such other authorities as may be granted thereto by the shareholders' meeting, and shall receive such compensation as the shareholders' meeting may determine on an annual basis.

The Statutory Auditors shall be called to the meetings of the Board of Directors, all meetings of the , of the Executive Committee, and those intermediate body parts requested for advice in which the Board of Directors had delegated any faculty

                                  FISCAL YEAR

THIRTY FIVE.- The company's fiscal year shall run concurrently with the calendar year. In the event of liquidation or merger of the company, its fiscal year shall terminate early on the effective date of such liquidation or merger, and a fiscal year shall be deemed to be in progress during all such period of time as the company may be in the process of liquidation, provided that such fiscal year shall be subject to the provisions of the applicable tax laws.

                             FINANCIAL INFORMATION

THIRTY SIX.- Within the four months following the end of each fiscal year, the Board of Directors shall prepare at least the following financial information:

     1. A report of the Board of Directors with respect to the performance of the company during such fiscal year, the policies followed by the Board and, if applicable, the principal existing projects;

     2. A report stating and explaining the principal accounting and information policies and criteria followed in the preparation of the financial information;

     3. A statement of the financial condition of the company as of the end of the fiscal year;

     4. A statement of income for the fiscal year, duly explained and classified;

     5. A statement of changes in the financial condition during the fiscal year;

     6. A statement of changes in the items of the company's net worth during the fiscal year, and

     7. The necessary notes to supplement and clarify the information contained in the abovementioned statements.

                                    PROFITS

THIRTY SEVEN.- The net profits of each fiscal year as reflected in the financial statements, prior deduction of the amounts required for (i) the payment or provision for the payment of all applicable taxes, (ii) any segregations required to be effected in accordance with the law, (iii) if applicable, the amortization of losses from previous fiscal years and (iv) the payment of the general expenses incurred during the year in connection with the compensations of the members of the Board of Directors, the Statutory Examiners and the Director General, shall be allocated as follows:

     1. 5% to the creation, increase or replenishment of a reserve, until such reserve equals 20% of the paid-in capital.

     2. Such amounts as the shareholders' meeting may determine, to the creation or increase of any general or special reserves, including, as the case may be, a reserve for the repurchase of the company's shares in accordance with the Securities Market Law.

     3. From the balance, such amount as may be necessary to pay to all of the shareholders, on a pro rata basis, any dividends approved by the shareholders' meeting.

     4. The surplus, if any, shall be disposed of by the shareholders' meeting or, subject to the latter's approval, by the Board of Directors. The shareholders' meeting or, as the case may be, the Board of Directors, may allocate the surplus in any manner that it may deem convenient to the interests of the company and its shareholders.

                                    LOSSES

THIRTY EIGHT.- The losses, if any, shall be borne by all the shareholders in proportion to the number of shares owned thereby, subject to the limits of equity represented thereby.

                                  DISSOLUTION

THIRTY NINE.- The company shall be dissolved in any of the events set forth in
Article 229 of the General Law of Mercantile Companies.

                                  LIQUIDATORS

FORTY.- Upon its dissolution, the company shall be liquidated. The extraordinary shareholders' meeting shall appoint one or more liquidators and may appoint any alternate liquidators, whom shall have the authorities set forth in the law or such other authorities as such shareholders' meeting may determine.

                             LIQUIDATION PROCEDURE

FORTY ONE.- The liquidator(s) shall carry out the liquidation in accordance with such rules as the shareholders' meeting may have determined or, absent such determination, in accordance with the following provisions and the provisions of the relevant chapter of the General Law of Mercantile Companies:

     1. They shall conclude all of the business in such manner as they may deem to be most convenient;

     2. They shall cover and pay for all the debts through the sale of such of the company's assets as may be required to such effect;

     3.   They shall prepare the final liquidation balance, and

     4. Upon the approval of the final liquidation balance, they shall distribute the available liquid assets among all of the shareholders on a pro rata basis and in proportion to the number of shares owned thereby and the paid-in portion of such shares. In the event of a disagreement between the liquidators, the Statutory Examiner shall call a shareholders' meeting to resolve upon any issue subject matter of a disagreement.

During the liquidation, all shareholders' meetings shall be held in accordance with the provisions of these bylaws, and the liquidator(s) shall have authorities comparable to those conferred upon the Board of Directors during the normal life of the company, and the Statutory Examiner shall continue to perform, with respect to the liquidators, the same duties performed with respect to the Board of Directors during the normal life of the company.

                            VENUE AND JURISDICTION

FORTY TWO.- The provisions of the General Law of Mercantile Companies shall govern anything not expressly contemplated in these bylaws. For the interpretation and enforcement of these bylaws, the shareholders, by reason of their subscription or acquisition of shares of stock of the company, expressly submit themselves to the jurisdiction of the competent courts in Mexico City, Federal District and expressly waive any other jurisdiction to which they may be entitled by reason of their present or future addresses.